EXHIBIT 99.2



FOR MORE INFORMATION, CONTACT:

Investors:                                  Media:
Jayne L. Cavuoto-Krafchik                   Drew Biondo
Director of Investor Relations              Director of Corporate Communications
(516) 812-8217                              (516) 812-8208
jcavuoto@deltafinancial.com                 dbiondo@deltafinancial.com


       DELTA FINANCIAL ANNOUNCES INTENTION TO FILE REGISTRATION STATEMENT

WOODBURY, NY - March 17, 2004 - Delta Financial Corporation (Amex: DFC) today announced that it intends to file a registration statement with the Securities and Exchange Commission in the second quarter of 2004. In connection with its intent to file a registration statement, the Company has provided notice to holders of approximately 862,000 shares of its outstanding common stock, which were previously issued upon exercise of warrants (the "Warrant Shares"), that the Company intends to file a registration statement and that these holders will be provided with the opportunity to include up to all of their Warrant Shares in the registration statement in accordance with the registration rights agreement affecting the Warrant Shares, subject to all the terms of the registration rights agreement. The registration statement contemplates the proposed underwritten public offering by Delta of newly issued shares of its common stock.

      The actual size of any proposed offering, and its successful completion, will depend upon a number of factors, including market conditions. Delta believes that the completion of this offering would help substantially increase the public float of Delta stock. If the offering is completed, Delta intends to use approximately $13.9 million of the proceeds to redeem all of its outstanding Series A 10% Preferred Stock and the balance for general corporate purposes.

      A registration statement relating to these securities has not been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time a registration statement is declared effective by the Securities and Exchange Commission. The offering of these securities shall be made only by means of a prospectus that will be contained in such effective registration statement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities

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in any state of jurisdiction in which such offer,  solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT THE COMPANY
      Founded in 1982, Delta Financial Corporation is a Woodbury, New York-based specialty consumer finance company that originates, securitizes and sells non-conforming mortgage loans. Delta's loans are primarily secured by first mortgages on one- to four-family residential properties. Delta originates home equity loans primarily in 26 states. Loans are originated through a network of approximately 1,700 independent brokers and the Company's retail offices. Since 1991, Delta has sold approximately $9.3 billion of its mortgages through 38 securitizations.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release, which are not historical fact, may be deemed to be "forward-looking" statements under the federal securities laws that involve risk and uncertainties. Forward-looking statements relate to, among other things, expectations as to Delta's ability to effectuate an equity offering upon favorable terms. There are many important factors that could cause Delta Financial Corporation and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, conditions in the capital markets and Delta's sector in particularly, demand for Delta's stock, the stock prices of Delta's peers, the availability of funding at favorable terms and conditions, including without limitation, warehouse, residual and other credit facilities; Delta's plans to redeem its outstanding notes, and Delta's financial position after giving effect to such redemption; the Company's ability or inability to continue to access the securitization and whole loan markets at  favorable  terms and  conditions;  competition,  loan  losses,  loan prepayment rates, delinquency and default rates; costs associated with litigation, the Company's regulatory settlements with state and federal agencies and other regulatory compliance matters and changes (legislative or otherwise) affecting mortgage lending activities and the real estate market; general economic conditions, including interest rate risk, future residential real estate values, demand for Delta Financial Corporation and its subsidiaries' services, and other risks identified in Delta Financial Corporation's Securities and Exchange Commission filings. Delta hereby disclaims any obligation to update or revise any of the forward-looking statements contained in this press release at any future date.

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